Exhibit 99.1

PROXY CARD

PRELIMINARY, SUBJECT TO CHANGE

NETFIN HOLDCO

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE EXTRAORDINARY GENERAL MEETING
TO BE HELD ON               , 2020

PROXY CARD

The undersigned hereby appoints                    and                     (together, the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote at the extraordinary general meeting (the “meeting”) of Netfin Acquisition Corp. (“Netfin”), to be held on                       , 2020, at                       Eastern time, at http://[●] and at the offices of White & Case LLP at 1221 Avenue of the Americas, New York, New York 10020. In light of ongoing developments related to coronavirus (COVID-19), after careful consideration, Netfin has determined that the meeting will be a hybrid virtual meeting conducted via live webcast in order to facilitate shareholder attendance and participation while safeguarding the health and safety of our shareholders, directors and management team. The undersigned or the proxyholder will be able to attend and vote at the meeting online by visiting https://[●] and using a control number assigned by Continental Stock Transfer & Trust Company. To register and receive access to the hybrid virtual meeting, registered shareholders and beneficial shareholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in the proxy statement and at any adjournments or postponements thereof. Such shares shall be voted as indicated with respect to the proposals listed and in the Proxies’ discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” EACH DIRECTOR NOMINEE AND PROPOSAL PRESENTED TO SHAREHOLDERS.

The closing of the business combination (as defined on the reverse side) is conditioned on the approval of the business combination proposal and the merger proposal (collectively, the “condition precedent proposals”) at the meeting. The adoption of each condition precedent proposal is conditioned on the approval of both of the condition precedent proposals. However, each of the charter proposals and the adjournment proposal are not conditioned on the approval of any other proposal. If our shareholders do not approve each of the condition precedent proposals, the business combination may not be consummated. Each of the foregoing proposals is defined on the reverse side.

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on the reverse side)

Important Notice Regarding the Availability of Proxy Materials for the meeting:
The Notice and Proxy Statement are available at

SEE REVERSE SIDE

Please mark vote as indicated in this example	☒
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED
The Board of Directors recommends a vote “FOR” each proposal
1) The Business Combination Proposal. To approve and adopt a proposal to approve the business combination described in this proxy statement/prospectus, including the Business Combination Agreement, dated as of July 29, 2020 (the “Business Combination Agreement”), by and among Netfin, Netfin Holdco (“Holdco”), Netfin Merger Sub (the “Merger Sub”), Symphonia Strategic Opportunities Limited (“SSOL”), IKON Strategic Holdings Fund (“IKON”, and together with SSOL, the “Sellers”) and MVR Netfin LLC, as the Netfin Representative, pursuant to which (i) Merger Sub will merge with and into Netfin, with Netfin continuing as the surviving company, as a result of which (a) Netfin will become a wholly-owned subsidiary of Holdco, (b) each issued and outstanding unit of Netfin, consisting of one Class A ordinary share of Netfin (the “Class A Shares”) and one warrant of Netfin (the “Netfin Warrants”), shall be automatically detached and the holder thereof shall be deemed to hold one Class A Share and one Netfin Warrant, (c) each issued and outstanding Class A Share and Class B ordinary share of Netfin (together with the Class A Shares, the “Ordinary Shares”) will be cancelled and cease to exist and the holders thereof will receive one ordinary share of Holdco (the “Holdco Ordinary Shares”) for each Ordinary Share and (d) each outstanding warrant to purchase a Class A Share will become exercisable for one ordinary share of Holdco on identical terms (the “Holdco Warrants”), and (ii) Holdco will acquire all of the issued and outstanding ordinary shares of Triterras Fintech Pte. Ltd, a Singapore private company limited by shares (“Fintech”), from the Sellers for an aggregate of $60,000,000 in cash, and the issuance of 51,622,419 Holdco Ordinary Shares, following which Fintech will become a wholly-owned subsidiary of Holdco, and up to an additional 15,000,000 Holdco Ordinary Shares upon Holdco meeting certain financial or share price thresholds. Upon consummation of the transactions contemplated by the Business Combination Agreement (the “Business Combination”), Fintech will become a wholly-owned subsidiary of Holdco, which will subsequently be renamed as “Triterras, Inc.]. This proposal is referred to as the “business combination proposal”;	FOR ☐	AGAINST ☐	ABSTAIN ☐
Shareholder Certification: I hereby certify that I am not acting in concert, or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), with any other shareholder with respect to the Class A ordinary shares, par value $0.0001 per share, of Netfin (“Class A Ordinary Shares”) owned by me in connection with the business combination.	SHAREHOLDER CERTIFICATION ☐
2) The Merger Proposal. To approve and adopt the merger of Netfin with and into Merger Sub, with Netfin surviving the merger as a wholly-owned subsidiary of Holdco. This proposal is referred to as the “merger proposal” and, collectively with the business combination proposal, the “condition precedent proposals”;
3) The Charter Proposals. To approve and adopt, assuming the business combination proposal is approved and adopted, separate non-binding proposals to approve, as special resolutions, the following material differences between the constitutional documents of Holdco that will be in effect upon the closing of the Business Combination and Netfin’s current amended and restated memorandum and articles of association (the “Current Charter”) (which we refer to, collectively, as the “charter proposals”).	FOR ☐	AGAINST ☐	ABSTAIN ☐
4) Charter Proposal A — (i) the name of the new public entity will be “Triterras, Inc.” as opposed to “Netfin Acquisition Corp.”;	FOR ☐	AGAINST ☐	ABSTAIN ☐
5) Charter Proposal B —Holdco will authorize an increased share capital of 469,000,001 ordinary shares of a par value of US$0.0001 each and 30,999,999 preference shares of a par value of US$0.0001 each by: (a) the redesignation of all issued and unissued Class A Shares and Class B Shares as Holdco Ordinary Shares; (b) the creation of an additional 249,000,001 Holdco Ordinary Shares, each with the rights set out in the constitutional documents of Holdco; (c) the redesignation of all unissued Netfin preference shares as Holdco preference shares; and (d) the creation of an additional 29,999,999 preference shares;	FOR ☐	AGAINST ☐	ABSTAIN ☐
6) Charter Proposal C — the constitutional documents of Holdco will not include the various provisions applicable only to special purpose acquisition companies that the Current Charter contains (such as the obligation to dissolve and liquidate if a business combination is not consummated in a certain period of time); and	FOR ☐	AGAINST ☐	ABSTAIN ☐
7) The Adjournment Proposal. To approve the adjournment of the meeting to a later date or dates to be determined by the chairman of the meeting, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the meeting that more time is necessary or appropriate to approve one or more proposals of the meeting.	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐ Mark here for address change and note at right

___________________________________________________________________

Date:__________________________________________________________, 2020

Signature___________________________________________________________

Signature (if held jointly)_______________________________________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

The shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholders). If no direction is made, this proxy will be voted “FOR” each director nominee and proposal presented to shareholders. If any other matters properly come before the meeting, unless such authority’ is withheld on this proxy card, the Proxies will vote on such matters in their discretion.